Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K




                                   Exhibit 11




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 20 Registration Statement No. 33-48847 on Form N-1A of our report dated January 12, 2001 relating to the financial statements of Federated Bond Fund, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.



/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2001